EXHIBIT 10.az

2005 DIRECTORS’ STOCK AWARD PLAN OF C. R. BARD, INC.

C. R. Bard, Inc. hereby amends and restates the 1988 Directors’ Stock Award Plan of C. R. Bard, Inc. as set forth herein as the 2005 Directors’ Stock Award Plan of C. R. Bard, Inc. (the “Plan”). The Corporation’s objectives in maintaining the Plan are (a) to attract and retain highly qualified individuals to serve on the Board of Directors of C. R. Bard, Inc., (b) to relate non-employee directors’ compensation more closely to the Corporation’s performance and its shareholders’ interests, and (c) to increase non-employee directors’ stock ownership in the Corporation. The Plan, as amended and restated herein, takes into account the Corporation’s 2-for-1 stock split, which was effected in the form of a 100% stock dividend and distributed on May 28, 2004.

SECTION 1.    DEFINITIONS.

For purposes of the Plan, the following terms shall have the indicated meanings:

1.01    “Award” shall mean an Option, Stock Award, SAR or other stock-based award granted pursuant to the Plan.

1.02    “Board” shall mean the Board of Directors of the Corporation.

1.03    “Code” shall mean the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

1.04    “Committee” shall mean the Governance Committee of the Board or such other committee as may be designated by the Board.

1.05    “Common Stock” shall mean the Common Stock of the Corporation, par value $0.25 per share.

1.06    “Corporation” shall mean C. R. Bard, Inc., a New Jersey corporation.

1.07    “Director” shall mean a member of the Board.

1.08    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.09    “Fair Market Value” shall mean on any given date, (a) the mean between the high and low sale price of the Common Stock on that day as reported on the New York Stock Exchange—Composite Transactions Tape or, if no sale of Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale; or (b) in the case of a simultaneous exercise and sale, the actual price Optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

1.10    “Option” shall mean a stock option granted pursuant to Section 5 of the Plan.

1.11    “Option Price” shall mean the purchase price per Share of an Option, as determined pursuant to Section 5.04 of the Plan.

1.12    “Option Period” shall mean the period from the date of the grant of an Option to the date of its expiration as provided in Section 5.

1.13    “Optionee” shall mean a Participant who has been granted an Option under the Plan.

1.14    “Participant” shall mean any non-employee Director who receives an Award.

1.15    “Permanent Disability” shall mean any disability which prevents a Director from performing all duties as a Director.

1.16    “Plan” shall mean the C. R. Bard, Inc. 2005 Directors’ Stock Award Plan.

1.17    “Retirement” shall mean the voluntary cessation of service as a director by a director who is 55 years of age or older and who has served on the Board for at least five years.

1.18    “SAR” shall mean stock appreciation right granted pursuant to Section 6 of the Plan.

1.19    “Stock Award” shall mean Common Stock awards granted pursuant to Section 4 of the Plan.

1.20    “Term” shall mean the number of years that the Participant is appointed or elected to serve as a Director.

1.21    “Transfer Restriction Period” shall mean the period of time during which a Stock Award will remain subject the transfer restrictions set forth in Section 4.04 of the Plan.

1.22    “Unrestricted Stock” shall mean Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

1.23    “Vesting Restriction Period” shall mean the period of time during which a Stock Award will remain subject to vesting restrictions as described in Section 4.01(b) of the Plan.

SECTION 2.    SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 10, the total number of shares of Common Stock which may be issued under the Plan is 250,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. The issuance of shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of shares available under the Plan, as applicable. Shares subject to Awards which are forfeited, terminate or otherwise lapse will be added back to the aggregate number of shares available under the Plan.

SECTION 3.    ADMINISTRATION.

3.01    Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Participants and to determine the amount of, or method of determining, the Awards to be made to Participants. All Awards granted to Participants under the Plan shall be evidenced by an Award agreement which specifies the type of Award granted pursuant to the Plan, the number of shares of Common Stock underlying the Award and all terms governing the Award, including, without limitation, terms regarding vesting, exercisability and expiration of the Award.

3.02    The Committee is authorized to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority, consistent with the provisions of the Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

3.03    The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award as a condition to such exercise, grant or vesting. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from any shares of Common Stock that would have otherwise been received by the Participant.

SECTION 4.    STOCK AWARDS.

4.01    Formula Grant of Stock Award.

(a)    Grant. On the first business day in October following the appointment or election of an individual as a Director (the “Grant Date”), each nonemployee Director shall receive a Stock Award of 400 shares of Common Stock for each year or partial year remaining in his or her Term (other than a partial year resulting from the appointment or election of a Director subsequent to the October 1st immediately preceding the annual meeting at which the term of office of such Director will expire).

(b)    Formula Grant Vesting Restriction Period. Unless otherwise determined by the Committee, each Stock Award granted pursuant to Section 4.01 shall vest with respect to the first 400 shares of Common Stock on the Grant Date and, with respect to the remaining shares of Common Stock included in such Stock Award, on each October 1 following the date on which the Stock Award was granted. If for any reason, the Participant ceases to serve as a Director prior to the date on which he or she is fully vested in the Stock Award granted under this Section 4.01, he or she shall forfeit all of the unvested shares underlying such Stock Award.

(c)    Formula Grant Transfer Restriction Period. The transfer restrictions set forth in Section 4.04 of this Plan shall apply to shares of Common Stock underlying grants of Stock Awards made pursuant to Section 4.01 of the Plan until the second anniversary of the end of the Vesting Restriction Period applicable to such shares. Notwithstanding the foregoing sentence, however, the Transfer Restriction Period shall end upon the death or Permanent Disability of the Participant.

4.02    Additional Stock Awards. The Committee may grant Stock Awards in addition to those provided in Section 4.01 of the Plan in such form, and dependent on such conditions and restrictions (or without conditions and restrictions), as the Committee, in its sole discretion, shall determine and as set forth in the Stock Award agreement, including, without limitation, the right to receive, or vest with respect to the Stock Award upon the completion of a specified period of service as a Director, the occurrence of an event and/or the attainment of performance objectives, and all other terms and conditions of such Stock Award. Except as otherwise provided by the Committee, Stock Awards granted pursuant to this Section 4.02 shall not vest earlier than the third anniversary of the date on which they are granted. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Stock Award agreement. Notwithstanding anything else to the contrary, a Stock Award that is not subject to vesting shall be made only in lieu of the payment of a cash retainer to the Director.

4.03    Termination of Director, Death, Permanent Disability, or Retirement.

(a)    With respect to formula based Stock Awards (granted pursuant to Section 4.01) of the Plan, if for any reason, the Participant ceases to serve as a Director prior to the end of the Vesting Restriction Period applicable to such shares, he or she shall forfeit all unvested shares underlying such Stock Award.

(b)    With respect to additional Stock Awards (granted pursuant to Section 4.02 of the Plan), except otherwise provided herein, in the event that a Participant ceases during the Vesting Restriction Period to be a Director for any reason other than death or Retirement, the Participant shall forfeit the Stock Award as to all shares of Common Stock covered by the award with respect to which such Vesting Restriction Period has not ended, and those shares of Common Stock must be immediately returned to the Corporation. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(c)    With respect to additional Stock Awards (granted pursuant to Section 4.02 of the Plan), in the event the Participant ceases to be a Director during the Vesting Restriction Period due to death or Retirement, the Vesting Restriction Period shall terminate and all of the shares of Common Stock covered by the award shall be free of all restrictions.

4.04    Restrictions on Transfer and Legend on Stock Certificate.

(a)    During the Transfer Restriction Period set forth in Section 4.01(c) or in the applicable grant Agreement governing a Stock Award granted pursuant to Section 4.02 of the Plan, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock of the Stock Award except as provided under Section 7. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Stock Award agreement. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares of Common Stock subject to restrictions when all restrictions on such shares of Common Stock have lapsed.

(b)    Each certificate representing a Stock Award subject to restrictions shall be registered in the name of the Participant to whom the Stock Award was granted and bear the following, or a substantially similar, legend:

“The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 4 of the C. R. Bard, Inc. 2005 Directors’ Stock Award Plan, as amended from time to time, and an agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Stock Award agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.”

4.05    Right to Vote and to Receive Dividends. During the Restriction Period, the Participant shall have the right to vote shares of Common Stock subject to Stock Awards and to receive any dividends or other distributions paid on such shares of Common Stock.

4.06    Delivery of Certificates. When each of the Vesting Restriction Period and Transfer Restriction Period have lapsed with regard to shares of Common Stock related to a Stock Award, the Corporation shall deliver to the Participant holding such Stock Award, or the Participant’s legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to above, for the number of shares of Common Stock deposited with the Corporation for all shares of Common Stock for which all vesting and transfer restrictions have expired or been satisfied.

SECTION 5.    OPTIONS.

5.01    Grant of Options. At the same time that option grants are made to the Corporation’s officers in or about July, each nonemployee Director shall be granted an Option to purchase 1200 shares of Common Stock. Except as otherwise determined by the Committee, the Option granted to each such nonemployee Director at such time shall become exercisable with respect to 400 shares of Common Stock on each of the first three anniversaries of the grant date in accordance with the provisions of this Section. The Committee, in its sole discretion, may grant additional Options to any Director under the Plan.

5.02    Term of Option. The term of any Option shall not exceed ten years from the date of grant.

5.03    Conditions of Option. Except to the extent otherwise provided in the Plan, Options shall be in such form, and dependent on such conditions, as the Committee shall determine and as set forth in the Option agreement, including, without limitation, the right to receive, or vest with respect to the Option upon the completion of a specified period of service as a Director, the occurrence of an event and/or the attainment of performance objectives, and all other terms and conditions of such Option.

5.04    Option Price. Unless otherwise determined by the Committee, the Option Price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as otherwise provided, the Committee shall not have the authority to reduce the Option Price per Share of any outstanding Option granted pursuant to the Plan by amendment or cancellation and substitution of the outstanding Option or by any other action of the Committee without the approval of the Corporation’s shareholders.

5.05    Exercisability. Except as set forth in Section 5.01 or as otherwise determined by the Committee and set forth in the Option agreement, an Option shall become exercisable with regard to twenty-five percent of the Option on the date of the four successive anniversary dates of the grant date. Further, all Options shall become immediately exercisable upon the death of a Participant if as of the date of the Participant’s death, the Participant had not otherwise ceased to be a Director. In no event shall an Option be exercisable at any time after the expiration of the term of the Option.

5.06    Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the shares of Common Stock for which it is then vested and exercisable.

(a)    The exercise date of an Option shall be the later of the date a notice of exercise is received by the Corporation and, if applicable, the date payment is received by the Corporation pursuant to (b) below.

(b)    The purchase price for the shares of Common Stock as to which an Option is exercised shall be paid to the Corporation in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in shares of Common Stock having a Fair Market Value equal to the aggregate Option Price for the shares of Common Stock being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such shares of Common Stock or (iv) subject to rules and limitations established by the Committee, through the delivery of irrevocable instructions to a broker to sell shares of Common Stock obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the aggregate Option Price for the shares of Common Stock being purchased.

(c)    No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Common Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Common Stock, received such shares of Common Stock from the Corporation and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)    If a Participant pays the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures established by the Committee, satisfy such delivery requirement by presenting proof that he or she is the beneficial owner (as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto)) of such shares of Common Stock, in which case the Corporation shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Option.

5.07    Cessation of Service as a Director.

(a)    Except as provided below, an Option may be exercised at anytime during the term of the Option.

(b)    Except as provided in Sections (c), (d) and (e) below, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be a Director for any reason shall terminate as of such date.

(c)    Any of the Participant’s Options that are exercisable as of the date on which the Participant ceases to be a Director for any reason other than death or Retirement shall terminate sixty (60) days from the date the Participant ceases to be a Director; but in no event beyond the term of the Option.

(d)    If a Participant ceases to be a Director by reason of his or her death, his or her personal representative shall be permitted to exercise his or her outstanding vested and unvested Option for a period of one (1) year from the date of the Director’s death, but in no event beyond the term of the Option.

(e)    If a Participant ceases to be a Director by reason of his or her Retirement, his or her outstanding vested Option shall remain exercisable for the remaining term of the Option and the portion of his or her Option that was not vested on the date of his or her Retirement shall be forfeited. Notwithstanding the foregoing, if a Participant ceases to be a Director by reason of his or her Retirement, any of his or her outstanding vested Option issued on or prior to April 18, 2001 shall remain exercisable only for a period of three years from the last day of the month in which he or she retired and the portion of his or her Option that was not vested on the date of his or her Retirement shall be forfeited.

SECTION 6.    STOCK APPRECIATION RIGHTS.

The Committee, in its sole discretion, may grant SARs in connection with an Option, or a portion thereof. An SAR represents a right to receive appreciation on the Corporation’s Common Stock in cash or stock as the Committee shall determine. An SAR may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, shall cover the same number of shares of Common Stock covered by an Option (or such lesser number of shares of Common Stock as the Committee may determine), and shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 6.01 (or such additional limitations as may be included in an Award agreement).

SECTION 7.    TRANSFERABILITY OF AWARDS.

7.01    Non-Transferability. Except as otherwise provided, Options, SARs or Stock Awards may not, prior to the end of the Transfer Restriction Period, be assigned, alienated, attached, sold or transferred, pledged or otherwise disposed or encumbered by the Participant, otherwise than by will or by the laws of descent and distribution. Any attempt to assign, transfer, pledge or otherwise dispose of an Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Award, shall be null, void and without effect; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. A Participant may designate a beneficiary, on a form supplied by the Committee, who may possess all rights with respect to an Award in the event of Employee’s death. No such permitted transfer of an Award to heirs or legatees of a Participant shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.02    Transferability of Certain Awards. Notwithstanding the foregoing, the Award agreement may provide that a Participant may transfer certain Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Participant receives no consideration for the transfer of the Award and the transferred Award shall continue to be subject to the same terms and conditions as were applicable to the Award immediately before the transfer.

SECTION 8.    NO LIMITATION ON RIGHTS OF THE CORPORATION.

The granting of any Awards under this Plan shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.    SHARE OF COMMON STOCK ISSUANCE AND DELIVERY IN COMPLIANCE WITH SECURITIES LAWS.

If in the opinion of counsel for the Corporation (who may be an employee of the Corporation or independent counsel employed by the Corporation), any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to the Plan may bear such legends as the Corporation may deem advisable.

SECTION 10.    ADJUSTMENT UPON CERTAIN EVENTS.

In the event after the Effective Date there is any share of Common Stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares of Common Stock or other corporate exchange, or any distribution to shareholders of shares of Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Corporation’s equity capitalization, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to (i) the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of shares of Common Stock for which Stock Awards, Options and Stock Appreciation Rights may be granted (ii) the Option Price, exercise price of any Stock Appreciation Right or purchase price of any Award and/or (iii) any other affected terms of an Award or the Plan.

SECTION 11.    AMENDMENTS OR TERMINATION.

The Board may amend the Plan at any time, provided that no amendment shall be made without the approval of the share of Common Stockholders of the Corporation that would (a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan, (c) permit the Option Price per share of Common Stock to be less than 100% of the Fair Market Value of the shares of Common Stock on the date an Option is granted, (d) terminate restrictions applicable to Awards (except in connection with a Participant’s death, Disability or termination of employment or in connection with a Change of Control) or (e) provide for Awards not permitted pursuant to the terms of the Plan. The Board shall also have the right to terminate the Plan at any time without the consent of a Participant except as otherwise provided for herein, no amendment shall materially diminish any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

SECTION 12.    NO RIGHTS TO CONTINUED DIRECTORSHIP.

Nothing in this Agreement shall confer upon a Director any right to continue to service as a member of the Board of Directors or any committee of the Board of Directors, to be retained by the Corporation as a consultant or to be employed by the Corporation as an employee and shall not interfere in any way with the right of the Corporation to terminate the Director’s service as a member of the Board of Directors or any committee of the

Board of Directors as set forth in the by-laws of the Corporation or the Director’s consulting or employment relationship with the Corporation, if any, at any time.

SECTION 13.    CHOICE OF LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of laws.

SECTION 14.    EFFECTIVE DATE.

The Plan was originally effective as of July 13, 1988. The Plan was first approved by the shareholders of the Corporation on April 19, 1989. The effective date of the Plan as amended and restated herein is June 8, 2005.